UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 2)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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CSX Corporation

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CSX Corporation

AMENDMENT NO. 2 to the Proxy Statement DATED MARCH 22, 2022

For the 2022 Annual Meeting of Shareholders

To Be Held on May 4, 2022, AS PREVIOUSLY AMENDED BY AMENDMENT NO. 1 TO THE PROXY STATEMENT

This Amendment No. 2 (the “Amendment”), dated May 2, 2022, amends the definitive proxy statement (as previously amended, the “Proxy Statement”) of CSX Corporation (together with its subsidiaries, “CSX” or the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2022, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), as previously amended by Amendment No. 1 (the “Prior Amendment”), filed with the SEC on April 22, 2022.

The Annual Meeting is scheduled to be held at 10:00 a.m. (EDT) on Wednesday, May 4, 2022. There will be no physical location for shareholders to attend. Shareholders may only participate online at www.virtualshareholdermeeting.com/CSX2022.

Except as to the matters specifically discussed herein, the Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record at the close of business on March 8, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

RECENT DEVELOPMENTS

As described in the Prior Amendment, on April 12, 2022, Chris Larson, an employee of the Company, filed a preliminary proxy statement with the SEC indicating his intention to solicit proxies from the Company’s shareholders to be elected to the Board. On April 28, 2022 and subsequent to the filing of the Prior Amendment, Mr. Larson notified the Company that he will not solicit proxies from the Company’s shareholders and will no longer seek to present himself for nomination as a director at the Annual Meeting, thereby withdrawing his director nomination.

MISCELLANEOUS INFORMATION

Voting Standards

Election of Directors. Under the Company’s governing documents, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present, except in a contested election, where the number of nominees for director election exceeds the number of directors to be elected. Because Mr. Larson has withdrawn his nomination and will not present himself as a nominee at the Annual Meeting, the election of directors is no longer contested, and will be subject to the majority voting standard described on page 75 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2022. The Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.